                                                                                                                                                                                                                                                                                              Exhibit 99.1

Harte Hanks Reports Second Quarter 2021 Financial Results

Company posts increase in revenues and positive net income.

AUSTIN, Texas - August 12, 2021 /PR NEWSWIRE/ -- Harte Hanks, Inc. (OTCQX: HRTH), an industry leader in data-driven, omnichannel marketing, today announced financial results for the second quarter ended June 30, 2021.

Second Quarter Operational and Financial Highlights

●	Revenues improved by 18% to $49.3 million, compared to $41.6 million in the same period last year.
●	Operating income of $1.4 million, compared to operating loss of ($5.9) million in the same period last year.
●	Net income of $10.6 million, compared to net loss of ($6.2) million in the same period last year.
●	EBITDA improved to $2.1 million compared to ($4.8) million in the same period last year.
●	Adjusted EBITDA improved to $4.4 million compared to $480,000 in the same period last year.[1]
●	On June 23, 2021, the Company promoted Brian Linscott to Chief Executive Officer. Mr. Linscott has served as the Company’s Chief Operating Officer since January 2020.

The second quarter results by segment were as follows:

1)

Customer Care, $19.2 million in revenue, 39% of total - Revenue increased by $4 million from the previous year quarter and year-over-year EBITDA improved to $3.4 million from $2.1 million. Customer Care continued to experience strong revenue tailwinds from COVID-related project work. New business wins for the quarter included a major regional sports network for streaming support and an expanded relationship with two media entertainment organizations.

2)

Fulfillment & Logistics, $15.9 million in revenue, 32% of total - Revenue increased by $2.5 million compared to the previous year quarter and year-over-year EBITDA improved to $1.7 million from ($1 million). The consolidation of Fulfillment operations into the Kansas City facility resulted in increased margins for the quarter. New business wins for the quarter included product sampling campaigns for a Fortune 500 CPG company and fulfillment of branded product and apparel for a leading U.S. tech company.

3)

Marketing Services, $14.2 million revenue, 29% of total - Revenue increased by $1.2 million compared to the previous year quarter and year-over-year EBITDA improved to $1.7 million from $1.2 million. New business wins for the quarter included a major global packaged goods company, a leading North American automotive parts retailer, and a national sports association.

Harte Hanks CEO, Brian Linscott, commented: “I want to thank our Harte Hanks team for delivering another strong quarter with improvement across each of our business segments. We are excited about our new business wins and continued profitable growth and remain focused on executing margin improvement initiatives and identifying cost reduction opportunities across all segments. As a result, we believe our efforts will deliver significant incremental EBITDA improvement in 2022.” Mr. Linscott continued: “I am proud to work alongside our seasoned leadership team and look forward to building on the favorable progress we have made over the last two years.”

Second Quarter 2021 Results

Second quarter revenues were $49.3 million, up from $41.6 million a year ago and up sequentially from $43.8 million in the first quarter of 2021. Continued growth in our Customer Care segment led our second quarter performance.

Second quarter operating income was $1.4 million, compared to an operating loss of ($5.9) million in the second quarter of 2020. The improvement resulted from the Company’s revenue increases and cost reduction efforts, including a 10% reduction in advertising, selling, general and administrative expense as well as a 67% reduction in restructuring expense.

Second quarter Adjusted Operating Income was $3.7 million, compared to a loss of ($563,000) in the second quarter of 2020. The improvement in Adjusted Operating Income reflects improved revenue and continued cost-cutting actions taken by management. Income attributable to common stockholders for the second quarter was $9.1 million, or $1.36 and $1.27 per basic and diluted share, respectively. This includes a $10 million gain on extinguishment of debt related to forgiveness of the Company’s PPP loan.

Conference Call Information

The Company will host a conference call and live webcast to discuss these results today at 4:30 p.m. EST. To access the live call, please dial (866) 548-4713 (toll free) or (323) 794-2093 and reference conference ID 6013966. The conference call will also be webcast live in the Investors Events section of the Harte Hanks website and can be accessed from the link here.

Following the conclusion of the live call, a telephonic replay will be available for 48 hours by dialing (844) 512-2921 or (412) 317-6671 and using the pin number 6013966. The replay will also be available for at least 90 days in the Investors Events section of the Harte Hanks website.

Cautionary Note Regarding Forward-Looking Statements:

Our press release and related earnings conference call contain “forward-looking statements” within the meaning of U.S. federal securities laws. All such statements are qualified by this cautionary note, provided pursuant to the safe harbor provisions of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.  Statements other than historical facts are forward-looking and may be identified by words such as “may,” “will,” “expects,” “believes,” “anticipates,” “plans,” “estimates,” “seeks,” “could,” “intends,” or words of similar meaning.  These forward-looking statements are based on current information, expectations and estimates and involve risks, uncertainties, assumptions and other factors that are difficult to predict and that could cause actual results to vary materially from what is expressed in or indicated by the forward-looking statements.  In that event, our business, financial condition, results of operations or liquidity could be materially adversely affected and investors in our securities could lose part or all of their investments.  These risks, uncertainties, assumptions and other factors include: (a) local, national and international economic and business conditions, including (i) the outbreak of diseases, such as the COVID-19 coronavirus and new variants thereof, which has curtailed travel to and from certain countries and geographic regions, disrupted business operations and reduced consumer spending, (ii) market conditions that may adversely impact marketing expenditures and (iii) the impact of economic environments and competitive pressures on the financial condition, marketing expenditures and activities of our clients and prospects; (b) the demand for our products and services by clients and prospective clients, including (i) the willingness of existing clients to maintain or increase their spending on products and services that are or remain profitable for us, and (ii) our ability to predict changes in client needs and preferences; (c) economic and other business factors that impact the industry verticals we serve, including competition and consolidation of current and prospective clients, vendors and partners in these verticals; (d) our ability to manage and timely adjust our facilities, capacity, workforce and cost structure to effectively serve our clients; (e) our ability to improve our processes and to provide new products and services in a timely and cost-effective manner though development, license, partnership or acquisition; (f) our ability to protect our facilities against security breaches and other interruptions and to protect sensitive personal information of our clients and their customers; (g) our ability to respond to increasing concern, regulation and legal action over consumer privacy issues, including changing requirements for collection, processing and use of information; (h) the impact of privacy and other regulations, including restrictions on unsolicited marketing communications and other consumer protection laws; (i) fluctuations in fuel prices, paper prices, postal rates and postal delivery schedules; (j) the number of shares, if any, that we may repurchase in connection with our repurchase program; (k) unanticipated developments regarding litigation or other contingent liabilities; (l) our ability to complete anticipated divestitures and reorganizations, including cost-saving initiatives; (m) our ability to realize the expected tax refunds; and (n) other factors discussed from time to time in our filings with the Securities and Exchange Commission, including under “Item 1A. Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2020 which was filed on March 24, 2021. The forward-looking statements in this press release and our related earnings conference call are made only as of the date hereof, and we undertake no obligation to update publicly any forward-looking statement, even if new information becomes available or other events occur in the future.

Supplemental Non-GAAP Financial Measures:

The Company reports its financial results in accordance with generally accepted accounting principles (“GAAP”). In this press release and our related earnings conference call, however, the Company may use certain non-GAAP measures of financial performance in order to provide investors with a better understanding of operating results and underlying trends to assess the Company’s performance and liquidity. We have presented herein a reconciliation of these measures to the most directly comparable GAAP financial measure.

The Company presents the non-GAAP financial measure “Adjusted Operating Income (Loss)” as a measure useful to both management and investors in their analysis of the Company’s financial results because it facilitates a period-to-period comparison of Operating Revenue and Operating Income (Loss) by excluding restructuring expense, impairment expense and stock-based compensation. The most directly comparable measure for this non-GAAP financial measure is Operating Income (Loss).

The Company also presents the non-GAAP financial measure “Adjusted EBITDA” as a supplemental measure of operating performance in order to provide an improved understanding of underlying performance trends. The Company defines “Adjusted EBITDA” as earnings before interest expense net , income tax expense (benefit), depreciation expense, restructuring expense, impairment expense, stock-based compensation expense, and other non-cash expenses. The most directly comparable measure for Adjusted EBITDA is Net Income (Loss). We believe Adjusted EBITDA is an important performance metric because it facilitates the analysis of our results, exclusive of certain non-cash items, including items which do not directly correlate to our business operations; however, we urge investors to review the reconciliation of non-GAAP Adjusted EBITDA to the comparable GAAP Net Income (Loss), which is included in this press release, and not to rely on any single financial measure to evaluate the Company’s financial performance.

The foregoing measures do not serve as a substitute and should not be construed as a substitute for GAAP performance, but provide supplemental information concerning our performance that our investors and we find useful. The Company evaluates its operating performance based on several measures, including these non-GAAP financial measures. The Company believes that the presentation of these non-GAAP financial measures in this press release and earnings conference call presentations are useful supplemental financial measures of operating performance for investors because they facilitate investors’ ability to evaluate the operational strength of the Company’s business. However, there are limitations to the use of these non-GAAP measures, including that they may not be calculated the same by other companies in our industry limiting their use as a tool to compare results. Any supplemental non-GAAP financial measures referred to herein are not calculated in accordance with GAAP and they should not be considered in isolation or as substitutes for the most comparable GAAP financial measures.

EBITDA is the Company’s measure of segment profitability. For additional information please see the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2021.

About Harte Hanks:

Harte Hanks is a global marketing services firm specializing in multi-channel marketing solutions that connect our clients with their customers in powerful ways. Experts in defining, executing and optimizing the customer journey, Harte Hanks offers end-to-end marketing services including consulting, strategic assessment, data, analytics, digital, social, mobile, print, direct mail and contact center. From visionary thinking to tactical execution, Harte Hanks delivers smarter customer interactions for some of the ’world’s leading brands. Harte Hanks has approximately 2,500 employees located in North America, Asia-Pacific and Europe. For more information, visit Harte Hanks at www.hartehanks.com, call 800-456-9748, or email us at pr@hartehanks.com.

As used herein, “Harte Hanks” or “the Company” refers to Harte Hanks, Inc. and/or its applicable operating subsidiaries, as the context may require. Harte Hanks’ logo and name are trademarks of Harte Hanks.

Investor Relations Contact:
Sheila Ennis
Abernathy MacGregor
415-745-3294
sbe@abmac.com

Source: Harte Hanks, Inc.

Harte Hanks, Inc.
Condensed Consolidated Statements of Operations (Unaudited)
	Three Months Ended June 30,		Six Months Ended June 30,
In thousands, except per share data	2021	2020	2021	2020
Revenues......................................................................................................................	$ 49,259	$ 41,601	$ 93,013	$ 82,123
Operating expenses
Labor.............................................................................................................................	28,366	25,613	54,718	49,561
Production and distribution.........................................................................................	12,460	10,518	23,729	23,764
Advertising, selling, general and administrative.......................................................	4,591	5,093	8,712	11,041
Restructuring expense.................................................................................................	1,744	5,219	3,942	6,585
Depreciation expense.................................................................................................	663	1,043	1,361	2,164
Total operating expenses...........................................................................................	47,824	47,486	92,462	93,115
Operating Income (loss)..............................................................................................	1,435	(5,885)	551	(10,992)
Other expenses (income), net
Interest expense, net....................................................................................................	155	298	423	609
Gain on extinguishment of debt (Paycheck Protection Program Term Note).......	(10,000)	-	(10,000)	-
Other, net......................................................................................................................	456	1,570	471	2,327
Total other (income) expenses, net ...........................................................................	(9,389)	1,868	(9,106)	2,936
Income (loss) before income taxes............................................................................	10,824	(7,753)	9,657	(13,928)
Income tax expense (benefit)......................................................................................	255	(1,518)	846	(12,811)
Net income (loss) ........................................................................................................	10,569	(6,235)	8,811	(1,117)
Less Preferred Stock dividends................................................................................	124	123	246	247
Less: Earnings attributable to participating securities............................................	1,361	-	1,118	-
Income (loss) attributable to common stockholders	$ 9,084	$ (6,358)	$ 7,447	$ (1,364)

Income (loss) per common share
Basic.............................................................................................................................	$ 1.36	$ (0.99)	$ 1.12	$ (0.21)
Diluted...........................................................................................................................	$ 1.27	$ (0.99)	$ 1.05	$ (0.21)

Weighted-average common shares outstanding.....................................................
Basic.............................................................................................................................	6,686	6,453	6,669	6,386
Diluted...........................................................................................................................	7,193	6,453	7,131	6,386

Harte Hanks, Inc.
Reconciliations of Non-GAAP Financial Measures (Unaudited)
	Three Months Ended June 30,		Six Months Ended June 30,
In thousands, except per share data	2021	2020	2021	2020
Net Income (loss)..............................................	$ 10,569	$ (6,235)	$ 8,811	$(1,117)
Gain on extinguishment of debt.......................	(10,000)	-	(10,000)	-
Income tax expense (benefit)...........................	255	(1,518)	846	(12,811)
Interest expense, net.........................................	155	298	423	609
Other, net............................................................	456	1,570	471	2,327
Depreciation expense......................................	663	1,043	1,361	2,164
EBITDA..........................................................	$ 2,098	$ (4,842)	$1,912	$ (8,828)

Restructuring expense......................................	1,744	5,219	3,942	6,585
Stock-based compensation.............................	541	103	763	319
Adjusted EBITDA.........................................	$ 4,383	$ 480	$ 6,617	$ (1,924)

Operating income (loss)...................................	$ ,435	$ (5,885)	$ 551	$ (10,992)
Restructuring expense......................................	1,744	5,219	3,942	6,585
Stock-based compensation.............................	541	103	763	319
Adjusted operating income (loss)...............	$ 3,720	$ (563)	$ 5,256	$ (4,088)
Adjusted operating margin (a)....................	7.6%	(1.4)%	5.7%	(5.0)%

(a) Adjusted Operating Margin equals Adjusted Operating Income (loss) divided by Revenues.

Harte Hanks, Inc.
Condensed Consolidated Balance Sheets (Unaudited)
In thousands, except per share data	June 30, 2021	December 31, 2020

ASSETS..............................................................................................................................................
Current Assets
Cash and cash equivalents...........................................................................................................	$ 19,291	$29,408
Restricted cash..............................................................................................................................	3,681	4,154
Accounts receivable (less allowance for doubtful accounts of $351 at June 30, 2020 and $241 at December 31, 2020)	47,735	41,533
Contract assets..............................................................................................................................	338	613
Prepaid expenses.........................................................................................................................	3,032	2,256
Prepaid income tax and income tax receivable.........................................................................	7,487	7,388
Other current assets......................................................................................................................	905	886
Total current assets..............................................................................................................	82,469	86,238

Net property, plant and equipment...................................................................................................	6,033	5,878
Right-of-use assets............................................................................................................................	22,566	24,750
Other assets........................................................................................................................................	2,629	2,632
Total assets.............................................................................................................................	$113,697	$119,498

LIABILITIES AND STOCKHOLDERS’ DEFICIT............................................................................
Current liabilities ................................................................................................................................
Accounts payable and accrued expenses..................................................................................	$16,981	$16,294
Accrued payroll and related expenses........................................................................................	8,123	5,248
Short-term debt..............................................................................................................................	-	4,926
Deferred revenue and customer advances.................................................................................	5,959	4,661
Customer postage and program deposits..................................................................................	6,005	6,497
Other current liabilities...................................................................................................................	2,678	2,903
Short-term lease liabilities............................................................................................................	6,870	6,663
Total current liabilities...........................................................................................................	46,616	47,192

Long-term debt ..................................................................................................................................	13,100	22,174
Pensions.............................................................................................................................................	65,298	67,490
Long-term lease liabilities.................................................................................................................	19,085	21,295
Other long-term liabilities...................................................................................................................	2,434	4,747
Total liabilities.......................................................................................................................	146,533	162,898

Preferred Stock..............................................................................................................................	9,723	9,723

Stockholders’ deficit .........................................................................................................................
Common stock...............................................................................................................................	12,121	12,121
Additional paid-in capital..............................................................................................................	336,938	383,043
Retained earnings.........................................................................................................................	804,934	796,123
Less treasury stock........................................................................................................................	(1,132,075)	(1,178,799)
Accumulated other comprehensive loss.....................................................................................	(64,477)	(65,611)
Total stockholders’ deficit....................................................................................................	(42,559)	(53,123)

Total liabilities, Preferred Stock and stockholders’ deficit...............................................	$113,697	$119,498

Harte Hanks, Inc.
Statement of Operations by Segments (Unaudited)

Quarter ended June 30,	Marketing Services	Customer Care	Fulfillment & Logistics Services	Restructuring	Unallocated Corporate	Total
(In thousands)
2021
Revenues	$ 14,208	$ 19,191	$ 15,860	$ —	$ —	$ 49,259
Segment Operating Expense	$ 11,377	$ 15,138	$ 13,426	$ —	$ 5,476	$ 45,417
Restructuring	$ —	$ —	$ —	$ 1,744	$ —	$ 1,744
Contribution margin	$ 2,831	$ 4,053	$ 2,434	$ (1,744)	$ (5,476)	$ 2,098
Overhead Allocation	$ 1,105	$ 703	$ 779	$ —	$ (2,587)	$ —
EBITDA	$ 1,726	$ 3,350	$ 1,655	$ (1,744)	$ (2,889)	$ 2,098
Depreciation	$ 144	$ 203	$ 192	$ —	$ 124	$ 663
Operating income (loss)	$ 1,582	$ 3,147	$ 1,463	$ (1,744)	$ (3,013)	$ 1,435

2020
Revenues	$ 12,965	$ 15,227	$ 13,409	$ —	$ —	$ 41,601
Segment Operating Expense	$ 10,479	$ 12,226	$ 13,450	$ —	$ 5,069	$ 41,224
Restructuring	$ —	$ —	$ —	$ 5,219	$ —	$ 5,219
Contribution margin	$ 2,486	$ 3,001	$ (41)	$ (5,219)	$ (5,069)	$ (4,842)
Overhead Allocation	$ 1,286	$ 873	$ 973	$ —	$ (3,132)	$ —
EBITDA	$ 1,200	$ 2,128	$ (1,014)	$ (5,219)	$ (1,937)	$ (4,842)
Depreciation	$ 140	$ 240	$ 495	$ —	$ 168	$ 1,043
Operating income (loss)	$ 1,060	$ 1,888	$ (1,509)	$ (5,219)	$ (2,105)	$ (5,885)